UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2006

DAG Media, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	13-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125-10 Queens Boulevard, Kew Gardens, NY	11415
(Address of Principal Executive Offices)	(Zip Code)

(718) 520-1000
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01.	Completion of Acquisition or Disposition Assets.

On April 20, 2006 (the “Closing Date”), DAG Media, Inc. (the “Company”) completed the sale of its Jewish directories business, pursuant to the Asset Purchase Agreement (the “Agreement”) which was executed on February 6, 2006 by and between the Company and DAG-Jewish Directories, Inc. (the “Buyer”), as previously disclosed on February 10, 2006, for payment of cash in the amount of $291,667, the delivery of a promissory note in the amount of $613,333 (which includes interest payments in the rate of 5% per annum) and the Buyer’s assumption of liabilities in the amount of approximately $3,364,000.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information is not included in this report on Form 8-K and will be filed within 71 days of this report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAG MEDIA, INC.

Dated: April 21, 2006	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer